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GERARD F. AGOGLIA                                    ALAN B. LEWIS
Acclaim Entertainment                                Acclaim Entertainment
(516) 656-5000                                       (516) 656-2263
gagoglia@acclaim.com                                 alewis@acclaim.com
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FOR IMMEDIATE RELEASE
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                           ACCLAIM ENTERTAINMENT, INC.
                 COMPLETES PRIVATE PLACEMENT OF COMMON STOCK FOR
                         GROSS PROCEEDS OF $33.6 MILLION

GLEN COVE, NY, July 31, 2001 - Acclaim Entertainment, Inc. (NASDAQ.SC: AKLM), a leading global video entertainment software developer and publisher, today announced the completion of a private placement of common stock for gross proceeds of $33.6 million. In connection with the offering, the Company issued 9,333,333 shares of its common stock to a small group of private institutional investors. The per share price reflects an approximate 10 percent discount to the recent public trading price of the common stock. UBS Warburg LLC acted as exclusive placement agent for the transaction.

"We are pleased to announce this financing, which will be utilized for ongoing product development for the next generation video game platforms; strategic acquisitions of additional properties; integrated marketing and advertising campaigns throughout this holiday season; and the continued reduction of our outstanding liabilities," said Gregory Fischbach, Chief Executive Officer of Acclaim. "As we quickly approach one of the most exciting periods in the history of the interactive entertainment industry, Acclaim Entertainment is well positioned to take advantage of the advent of the next generation technology and deliver a broad spectrum of titles for the systems."

The common stock has not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, or an applicable exception therefrom. The Company has agreed to use best efforts to register with the SEC all of the common stock sold in the offering within 60 days following the closing.



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ACCLAIM/2

SAFE HARBOR STATEMENT
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This press release contains forward-looking statements. The forward-looking statements included here are based on current expectations that involve a number of risks and uncertainties, as well as on certain assumptions. The Company's auditors have provided a qualified opinion on the financial statements for the fiscal year ended August 31, 2000 as to the Company's ability to continue as a going concern. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, such as the timing of console transitions, delays in the completion or release of products, the support of the Company's lead lender, the achievement of sales assumptions as projected, the continuation of savings from expense reductions, the possible lack of consumer appeal and acceptance of products released by the Company, fluctuations in demand, that competitive conditions within the Company's markets will not change materially or adversely, that the Company's forecasts will accurately anticipate market demand and the related impact upon liquidity and its ability to service its debt obligations should any of these risks occur. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, the business and operations of the Company are subject to substantial risks and uncertainties that increase the uncertainty inherent in the forward-looking statements. These and other risks and uncertainties are detailed from time to time in Acclaim's reports filed with the Securities and Exchange Commission and should be referred to.

ABOUT ACCLAIM ENTERTAINMENT

Based in Glen Cove, N.Y., Acclaim Entertainment, Inc., is a leading worldwide developer, publisher and mass marketer of software for use with interactive entertainment game consoles including those manufactured by Nintendo, Sony Computer Entertainment, Sega and Microsoft Corporation as well as personal computer hardware systems. Acclaim owns and operates four studios located in the United States and the United Kingdom, and publishes and distributes its software directly in North America, the United Kingdom, Germany, France, Spain, Australia and the Pacific Rim. Acclaim also distributes entertainment software for other publishers worldwide, publishes software gaming strategy guides and issues "special edition" comic magazines from time to time to support its time valued brands, Turok and Shadow Man. Acclaim's corporate headquarters are in Glen Cove, New York and Acclaim's common stock is publicly traded on NASDAQ.SC under the symbol AKLM. For more information please visit our website at www.acclaim.com.